HOVNANIAN ENTERPRISES, INC.
1983 Stock Option Plan
(As amended and restated March 8th, 2002)
The purpose of the 1983 Stock Option Plan (the "Plan") is to make stock options for Common Stock of Hovnanian Enterprises, Inc. (the "Company") available to certain officers and key employees of the
Company and its subsidiaries to give them a greater personal interest in the success of the enterprise and an added incentive to continue and advance in their employment.
	1. AMOUNT AND SOURCE OF STOCK: Except as otherwise permitted pursuant to paragraph 8 hereof, the total number of shares of the Company's Common Stock which may be issued under the Plan shall not exceed 1,000,000. These shares may be authorized and unissued shares or issued and reacquired shares, as the Board of Directors of the Company (the "Board of Directors") may from time to time determine. The number of shares of the Company's Common Stock available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and are then outstanding and the number of shares issued upon exercise of options, and shall be increased due to the expiration or termination of options which have not been exercised.
	2. EFFECTIVE DATE AND TERM OF PLAN: This Plan (as amended and restated) shall, subject to shareholder approval, be effective May 4, 1990. Options may be granted under the Plan on or before March 8, 2005.
	3. ADMINISTRATION: The Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of not less than three directors of the Company to be appointed by, and to serve at the pleasure of, the Board of Directors. The Committee shall have full power to interpret the Plan and to establish and amend rules and regulations for its administration. The Board of Directors may from time to time appoint members of the Board of Directors in substitution for or in addition to members previously appointed and may fill vacancies in the Committee. The Board of Directors or the Committee may establish a subcommittee (the "Subcommittee") to award options to such key employees (other than executive officers) as the Subcommittee shall determine subject to such limitations as may be set by the Board of Directors. The Subcommittee shall consist of one or more directors of the Company who shall be appointed by the Board of Directors or by the Committee and who may but need not be members of the Committee.
	4. SELECTION: From time to time the Committee shall determine, from among the key employees of the Company or its subsidiaries, which of such employees shall be granted options under the Plan (the "Optionees"), the number of shares subject to each option, and whether each option shall comply with the provisions of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code") and be designated an Incentive Stock Option.
	5. TERMS OF OPTIONS: (a) Option Period and Exercise of Options:
The Committee shall determine in its discretion the dates after which each option granted under the Plan (an "Option") may be exercised in whole or in part and the date after which such Option may no longer be exercised (the "Termination Date"), which date shall not be later than the day preceding the tenth anniversary of the date when granted. The Committee may, in its discretion, accelerate the date after which an Option may be exercised in whole or in part. If the chief executive officer of the Company is a member of the Board of Directors, the Board of Directors by specific resolution may constitute such chief executive officer as a committee of one which shall have the authority to accelerate the date after which an Option may be exercised in whole or in part. In exercising an Option, the Optionee may exercise less than the full installment available to the Optionee, but the Optionee must exercise the Option in full shares of Common Stock of the Company. An Option which has not been exercised on or prior to its Termination Date shall be cancelled.
	(b) Option Price: The purchase price per share of Common Stock purchased under Options granted pursuant to the Plan (the "Option
Price") shall be determined by the Committee and shall not be less than the Fair Market Value of the Common Stock of the Company on the date the Option is granted. The "Fair Market Value" of the Common Stock of the Company on the date of the Company's initial public offering of Common Stock shall be the public offering price. On any subsequent date, the "Fair Market Value" shall be deemed, for all purposes under this Plan, to be the mean between the high and low sale prices of the Common Stock of the Company reported as having occurred on any Stock Exchange on which the Company's Common Stock may be listed and traded on the date the Option is granted, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported. The Option Price shall be paid in full upon the exercise of the Option by certified or bank cashier's check payable to the order of the Company, by the surrender or delivery to the Company of shares of its Common Stock or by any other means acceptable to the Committee, and the stock purchased shall thereupon be promptly delivered, provided, however, that the Committee may, in its discretion, require that an Optionee pay to the Company at the time of exercise, or at such later date as the Company shall specify, such amount as the Committee deems necessary to satisfy the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. No Optionee or his legal representatives, legatees or distributees, as the case may be, will be deemed to be a holder of any shares pursuant to exercise of an Option until the date of the issuance of a stock certificate to him for such shares. Any cash proceeds of the sale of stock subject to Options are to be added to the general funds of the Company and used for its general corporate purposes. In no event shall the Option Price be less than the par value of a share of Common Stock of the Company.
	(c) Special Rules Regarding Incentive Stock Options Granted to Certain Employees: Notwithstanding the provisions of subsections (a)
and (b) of this section, no Incentive Stock Option shall be granted to any employee who, at the time the Option is granted, owns (directly, or within the meaning of Section 425(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the
Company or any subsidiary corporation, unless (a) the Option Price under the Option is at least 110 percent of the Fair Market Value of the stock subject to the Option at the time of the grant and (b) the Option by its terms is not exercisable after the expiration of five years from the date it is granted.
	(d) Escrow Account and Special Rules Regarding Incentive Stock Options Granted Prior to May 4, 1990: Notwithstanding the foregoing paragraphs, the Optionee may, in the sole discretion of the Committee, purchase the full number of shares of Common Stock with respect to which the Option has been granted, subject to the condition that any shares of Common Stock transferred to the Optionee under installments of the Option which would not have been currently exercisable (in accordance with the terms of the preceding paragraph) shall be placed in an escrow account ("Escrow Account"). Shares held in the Escrow Account shall be registered in the name of the Optionee, and all dividend, voting, liquidation and other rights of ownership with respect to shares held in the Escrow Account shall belong to the Optionee, except that the Optionee may not sell, pledge, or otherwise transfer such shares. As shares held in the Escrow Account would have become exercisable (in accordance with the terms of the preceding paragraph) they shall be withdrawn from the Escrow Account. The
Optionee shall have free and clear title to all shares withdrawn from the Escrow Account, including the right to sell, pledge or otherwise transfer the shares. Upon termination of the Optionee's employment with the Company or a subsidiary thereof, all shares held in the Escrow Account on the date of termination of employment shall be subject to a right of repurchase in favor of the Company. The period of the right of repurchase shall run for 30 days commencing with the date the
Optionee's employment with the Company or a subsidiary thereof terminates. During the period of the right of repurchase the Company shall have the right to repurchase from the Optionee at the Option
Price all shares held in the Escrow Account.
	Notwithstanding the foregoing paragraphs, Incentive Stock Options granted prior to May 4, 1990 shall, by their terms, not be exercisable while there is outstanding any Incentive Stock Option which was granted, before the granting of such option, to such Optionee to purchase stock in the Company or in a corporation which at the time of the granting of such option is a subsidiary corporation of the Company or in a predecessor corporation of the Company or any such subsidiary. For the purpose of this paragraph an Incentive stock Option is outstanding until it is exercised in full or expires by reason of lapse of time. For the purposes of this paragraph the term "predecessor corporation" means a corporation which was a party to a transaction described in Section 425(a) of the Code (irrespective of whether a substitution or assumption under such section was in fact effected)
with the Company or a corporation which at the time the new Incentive Stock Option is granted is a related corporation of the Company or a predecessor corporation of any such corporations.
	(e) Nontransferability of Options: Each option shall, during the Optionee's lifetime, be exercisable only by the Optionee, and neither it nor any right hereunder shall be transferable otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. Notwithstanding the foregoing, an Optionee may transfer an option in whole or in part by gift or domestic relations order to a family member of the Optionee (a "Permitted Transferee") and, following any such transfer such option or portion thereof shall be exercisable only by the Permitted Transferee, provided that no such option or portion thereof is transferred for value, and provided further that, following any such transfer, neither such option or any portion thereof nor any right hereunder shall be transferable other than to the Optionee or otherwise than by will or the laws of descent and distribution or be subject to attachment, execution or other similar process. For purposes of this paragraph, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Optionee's household (other than a tenant or employee), trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of his Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate his Option by notice to the Optionee and it shall thereupon become null and void.
	(f) Cessation of Employment of Optionee: If, prior to the Termination Date, the Optionee ceases to be employed by the Company or a subsidiary thereof (otherwise than by reason of death or disability within the meaning of Code Section 22(e)(3)), each Option (other than
an Incentive Stock Option granted prior to March     , 2002) to the
extent not previously exercised shall remain exercisable prior to the Termination Date for a period of sixty days from the date of cessation of employment, and thereafter all Options to the extent not previously exercised shall terminate together with all other rights hereunder.
	(g) Death or Disability of Optionee: In the event of the death of the Optionee, prior to the Termination Date, while employed by the Company or a subsidiary thereof, each Option shall immediately become exercisable and shall remain exercisable prior to the Termination Date for a period of one year after the date of the Optionee's death by the person or persons to whom the Optionee's rights under each Option shall pass by will or by the applicable laws of descent and distribution, and thereafter all Options to the extent not previously exercised shall terminate together with all other rights hereunder. If, prior to the Termination Date, the Optionee ceases to be employed by the Company or a subsidiary thereof by reason of disability within the meaning of Code section 22(e)(3), each Option shall immediately become exercisable and shall remain exercisable prior to the Termination Date for a period of one year from the date of cessation of employment, and thereafter all Options to the extent not previously exercised shall terminate together with all other rights hereunder.
	6. LIMITATION ON GRANTS OF INCENTIVE STOCK OPTIONS: With respect to Incentive Stock Options granted prior to May 4, 1990, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock for which any employee may be granted Incentive Stock Options in any calendar year under this and any other stock option plan maintained by the Company and/or its subsidiaries shall not exceed (a) $100,000 plus (b) the "carryover amount" for that calendar year. The "carryover amount" with respect to a calendar year shall equal (a) one-half of the sum of the excess, for each of the preceding three calendar years (excluding years prior to 1981) of $100,000 over the fair market value (determined as of the time the option is granted) of the Common Stock for which the employee was granted incentive stock options under this and any other stock option plan maintained by the Company and/or its subsidiaries, minus (b) the amount of any such excess used as a carryover amount in the grant of incentive stock options in any preceding calendar year. For purposes of this paragraph, the amount of options granted in any calendar year shall be treated as first using up the $100,000 limitation for that year and any additional grants shall be treated as using up unused carryover amounts in the order of the calendar years in which the carryover amounts arose.
	With respect to Incentive Stock Options granted subsequent to December 31, 1986, the aggregate fair market value (determined as of the date the Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under this and any other stock option plan maintained by the Company and/or its subsidiaries shall not exceed $100,000.
	7. INSTRUMENT OF GRANT: The terms and conditions of each Option granted under the Plan shall be set forth in an instrument designated "Incentive Stock Option Agreement" substantially in the form of Exhibit
1 attached hereto and made a part hereof if the Committee determines that such Option shall be an Incentive Stock Option under the provisions of section 422A of the Code. Otherwise, the terms and conditions of each Option granted under the Plan shall be set forth in an instrument designated "Stock A-4 Option Agreement" substantially in the form of Exhibit 2 attached hereto and made a part hereof. The Committee may make such modifications in the provisions of the instrument of grant as it shall deem advisable or as may be required by any provision of the Code.
	8. ADJUSTMENTS UPON CHANGES IN STOCK: If (a) the Company shall at any time be involved in a transaction to which subsection (a) of section 425 of the Code is applicable; (b) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock;
or (c) any other event shall occur which in the judgment of the Board of Directors necessitates action by way of adjusting the terms of the outstanding Options, the Board of Directors shall forthwith take any such action as in its judgment shall be necessary to preserve for the Optionees rights substantially proportionate to the rights existing prior to such event and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under paragraph 1 above shall be increased or decreased, as the case may be, proportionately. The judgment of the Board of Directors with respect to any matter referred to in this paragraph shall be conclusive and binding upon each Optionee.
	9. AMENDMENTS AND TERMINATION: The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the shareholders of the Company, would increase the total number of shares reserved for the purposes of the Plan or change the maximum number of shares for which Options may be granted to any Optionee or (b) without the consent of an Optionee, would impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan; provided, however, that the Compensation Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws."
	10. PLAN DOES NOT CONFER EMPLOYMENT OR STOCKHOLDER RIGHTS: The right of the Company or any subsidiary thereof to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment with it at any time at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of the Optionee's death shall have any rights of a stockholder with respect to the shares subject to each Option, except to the extent that a certificate for such shares shall have been issued upon the exercise of each Option as provided for herein.
	11. DEFINITION: As used in the Plan the term "subsidiary" shall have the meaning assigned to such term in Section 425 of the Code and in addition shall include both foreign and domestic subsidiaries and any corporation which becomes a subsidiary after the date of adoption of the Plan.

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